Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FIRST QUARTER 2011 RESULTS

Customers Increased by 13.2% Over Prior Year

ATLANTA (May 4, 2011) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of IT and communications services, including virtual and dedicated servers and cloud PBX, to small businesses, today announced its results for the first quarter ended March 31, 2011.

Recent financial and operating highlights include:

•	First quarter 2011 revenue of $119.0 million, up 7.7% over the first quarter of 2010;

•

Total adjusted EBITDA of $19.4 million in the first quarter of 2011 (which includes $1.1 million in expenses related to the Company’s Ethernet conversion) compared with $18.6 million in the first quarter of 2010, and $18.0 million in the fourth quarter of 2010 (see page 9 for reconciliation to net income);

•	Net loss of $0.1 million in the first quarter of 2011, compared with net income of $1.0 million in the first quarter of 2010;

•

Total customers of 58,554 in Cbeyond’s 14 Core Managed Services operating markets as of March 31, 2011, reflecting net customer additions of 1,582 in the first quarter of 2011, an increase of 13.2% in total customers year-over-year;

•

Average monthly revenue per Core Managed Services customer location (ARPU) of $668 during the first quarter of 2011, compared with $680 in the fourth quarter of 2010 and $723 in the first quarter of 2010;

•	Monthly customer churn of 1.3% in the first quarter of 2011 as compared with 1.4% in the first quarter of 2010 and 1.3% in the fourth quarter of 2010 for the Company’s Core Managed Services customers;

•	Cash, cash equivalents and marketable securities balance of $17.3 million at March 31, 2011, down from the balance of $26.4 million at December 31, 2010, and

•	The Company’s Board of Directors recently authorized up to $15.0 million in repurchases of Cbeyond, Inc. common stock.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months ended March 31, 2011, include:

	For the Three Months Ended March 31,
	2010	2011	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$110,515	$118,978	$8,463	7.7%
Operating expenses	$109,943	$120,511	$10,568	9.6%
Operating income (loss)	$572	$(1,533)	$(2,105)	(368.0%)
Net income (loss)	$1,039	$(141)	$(1,180)	(113.6%)
Capital expenditures	$13,227	$20,962	$7,735	58.5%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	51,731	58,554	6,823	13.2%
Net customer additions (Core Managed Services)	1,528	1,582	54	3.5%
Average monthly churn rate (Core Managed Services)	1.4%	1.3%	(0.1%)	(7.1%)
Average monthly revenue per Core Managed Services customer	$723	$668	$(55)	(7.6%)
Adjusted EBITDA (in thousands)	$18,555	$19,386	$831	4.5%

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CBEY Reports First Quarter 2011 Results

May 4, 2011

Management Comments

“We were pleased with our results in the first quarter and believe that they demonstrate that we are on track to achieve our goals for 2011,” said Jim Geiger, chief executive officer of Cbeyond. “Within our Core Managed Services business we showed improvement in both revenue and adjusted EBITDA. Also, we made solid progress ramping up our newly acquired Cloud Services division and expect rapid growth of this division throughout the remainder of the year.”

Geiger added, “We made significant progress with our Ethernet conversion initiative by transitioning over 7% of our customer base onto the new technology platform as of March 31, 2011. We believe this investment project will lead to increased adjusted EBITDA margins and free cash flow in future periods, as well as provide higher bandwidth for our customers. In addition, we view our recent share repurchase authorization as a prudent and opportunistic management tool to assist in highlighting the value of our shares.”

First Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $119.0 million for the first quarter of 2011, an increase of 7.7% from the first quarter of 2010, including approximately $3.2 million of revenues generated through the Cloud Services acquisitions. ARPU for the Core Managed Services was $668 in the first quarter of 2011, compared with $680 in the fourth quarter of 2010, and $723 in the first quarter of 2010. The sequential decline in ARPU from the fourth quarter of 2010 resulted primarily from the lower prices offered to attract new customers, certain existing customers who converted to the new lower-priced packages, customer reductions in the number of additional lines and services with incremental charges, and decreased adoption of the Company’s mobile services. Cbeyond believes these factors are related to the ongoing sluggish economic environment affecting small businesses and continued competitive pressures.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 66.7% in the first quarter of 2011, compared with 66.9% in the fourth quarter of 2010 and 67.1% in the first quarter of 2010. The first quarter included elevated transitional costs related to the Ethernet initiative currently under way as T-1 circuits are converted to Ethernet circuits.

Adjusted EBITDA and Net Loss

Total adjusted EBITDA for the first quarter of 2011 was $19.4 million, as compared with total adjusted EBITDA of $18.6 million in the first quarter of 2010. Cbeyond reported a net loss of ($0.1) million for the first quarter of 2011 compared with net income of $1.0 million for the first quarter of 2010. Adjusted EBITDA and net loss were adversely affected by results from early stage Core Managed Services Emerging Markets (see Selected Quarterly Financial Data and Operating Metrics, pages 7-9).

Cash and Cash Equivalents

Cash and cash equivalents amounted to $17.3 million at the end of the first quarter of 2011, as compared with $26.4 million at the end of the fourth quarter of 2010. Cash and cash equivalents decreased primarily due to payments under the Company’s 2010 annual bonus plan for employees plus increased capital expenditures, partially offset by cash flow from operations.

Capital Expenditures

Capital expenditures were $21.0 million during the first quarter of 2011, compared with $18.4 million in the fourth quarter of 2010 and $13.2 million in the first quarter of 2010. Capital expenditures related to the Ethernet initiative in the first quarter of 2011 totaled $8.7 million, as compared with $3.6 million in the fourth quarter of 2010.

Business Outlook for 2011

Cbeyond reiterates the following guidance for 2011:

•	Revenue growth of 6% to 8%;

•	Adjusted EBITDA growth of 9% to 12%, and;

•	Capital expenditures of $75 million to $80 million

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CBEY Reports First Quarter 2011 Results

May 4, 2011

Share Repurchase

Cbeyond’s Board of Directors has currently authorized up to $15.0 million in repurchases of shares of Cbeyond, Inc. common stock from time to time in open market purchases, privately negotiated transactions or otherwise. The repurchases, if any, will be made on an opportunistic basis depending on prevailing market conditions, liquidity requirements, contractual restrictions and other discretionary factors. Cbeyond has amended its credit facility with Bank of America to allow for borrowings of up to $50.0 million to fund these share repurchases if the Company needs to access its line of credit to fund these transactions.

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, May 4, 2011, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 58,000 small businesses throughout the United States. Serving growing entrepreneurs, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, virtual private networking and cloud services. In addition, Cbeyond’s new Cloud Services division offers virtual and dedicated services and cloud PBX to small businesses worldwide. The Cloud Services division won Microsoft’s Hosting Partner of the Year for 2009 and 2010 in connection with Microsoft’s Hyper-V virtual server product. Winning over 50 awards for product innovation, growth and providing a quality customer experience, Cbeyond continues to focus on helping small businesses succeed and grow through high-performance technology, superior services and world-class support. For more information on Cbeyond, visit www.cbeyond.net and follow Cbeyond on Twitter: www.Twitter.com/Cbeyondinc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including our access to capital markets and the impact on certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company's effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and

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CBEY Reports First Quarter 2011 Results

May 4, 2011

logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, or acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports First Quarter 2011 Results

May 4, 2011

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2011
Revenue:
Customer revenue	$108,624	$117,476
Terminating access revenue	1,891	1,502

Total revenue	110,515	118,978

Operating expenses:
Cost of revenue	36,389	39,596
Selling, general and administrative	59,272	64,346
Transaction costs	—	107
Depreciation and amortization	14,282	16,462

Total operating expenses	109,943	120,511

Operating income (loss)	572	(1,533)

Other income (expense):
Interest expense	(45)	(100)
Other income (expense), net	1,537	1,210

Total other income (expense)	1,492	1,110

Income (loss) before income taxes	2,064	(423)
Income tax (expense) benefit	(1,025)	282

Net income (loss)	$1,039	$(141)

Earnings per common share
Basic	$0.04	$—
Diluted	$0.03	$—
Weighted average number of common shares outstanding
Basic	29,099	29,797
Diluted	30,179	29,797

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CBEY Reports First Quarter 2011 Results

May 4, 2011

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2010	March 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$26,373	$17,260
Accounts receivable, gross	27,238	26,078
Less: Allowance for doubtful accounts	(2,354)	(2,150)

Accounts receivable, net	24,884	23,928
Other assets	13,552	12,206

Total current assets	64,809	53,394
Property and equipment, gross	421,173	438,960
Less: Accumulated depreciation and amortization	(270,482)	(283,400)

Property and equipment, net	150,691	155,560
Other assets	42,467	42,556

Total assets	$257,967	$251,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,193	$14,282
Other current liabilities	53,184	51,687

Total current liabilities	68,377	65,969
Non-current liabilities	16,469	10,437
Stockholders’ equity
Common stock	296	300
Additional paid-in capital	299,501	301,621
Accumulated deficit	(126,676)	(126,817)

Total stockholders’ equity	173,121	175,104

Total liabilities and stockholders’ equity	$257,967	$251,510

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CBEY Reports First Quarter 2011 Results

May 4, 2011

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011
Revenues
Core Managed Services (Established Markets)	$103,918	$104,204	$104,734	$104,558	$104,733
Core Managed Services (Emerging Markets)
Miami	3,555	3,970	4,360	4,672	5,048
Minneapolis	1,630	1,702	1,863	1,949	2,043
Greater Washington, D.C. Area	1,175	1,424	1,722	1,970	2,147
Seattle	237	453	769	1,232	1,645
Boston	—	—	8	76	162

Core Managed Services (Emerging Markets)	6,597	7,549	8,722	9,899	11,045

Total Core Managed Services	110,515	111,753	113,456	114,457	115,778
Cloud Services	—	—	—	1,791	3,234
Eliminations	—	—	—	(7)	(34)

Total Revenues	$110,515	$111,753	$113,456	$116,241	$118,978

Adjusted EBITDA
Core Managed Services (Established Markets)	$46,950	$47,970	$47,651	$46,007	$47,029
Core Managed Services (Emerging Markets)
Miami	(239)	(184)	(151)	263	444
Minneapolis	(398)	(259)	(166)	(126)	119
Greater Washington, D.C. Area	(1,157)	(1,162)	(1,008)	(708)	(316)
Seattle	(1,101)	(1,368)	(1,333)	(1,394)	(1,078)
Boston	(50)	(509)	(994)	(1,186)	(977)

Core Managed Services (Emerging Markets)	(2,945)	(3,482)	(3,652)	(3,151)	(1,808)

Total Core Managed Services	44,005	44,488	43,999	42,856	45,221
Cloud Services	—	—	—	569	852
Corporate	(25,450)	(26,077)	(26,039)	(25,416)	(26,687)

Total Adjusted EBITDA	$18,555	$18,411	$17,960	$18,009	$19,386

Adjusted EBITDA Margin (As % of Market-Level Core Managed Services Revenue)
Core Managed Services (Established Markets)	45.2%	46.0%	45.5%	44.0%	44.9%
Core Managed Services (Emerging Markets)
Miami	(6.7%)	(4.6%)	(3.5%)	5.6%	8.8%
Minneapolis	(24.4%)	(15.2%)	(8.9%)	(6.5%)	5.8%
Greater Washington, D.C. Area	(98.5%)	(81.6%)	(58.5%)	(35.9%)	(14.7%)
Seattle	N/M	N/M	(173.3%)	(113.1%)	(65.5%)
Boston	N/M	N/M	N/M	N/M	N/M
Core Managed Services (Emerging Markets)	(44.6%)	(46.1%)	(41.9%)	(31.8%)	(16.4%)
Total Core Managed Services	39.8%	39.8%	38.8%	37.4%	39.1%

Adjusted EBITDA margin (As % of Cloud Services Revenue)
Cloud Services	N/M	N/M	N/M	31.8%	26.3%

Adjusted EBITDA margin (As % of Total Revenue)
Corporate	(23.0%)	(23.3%)	(23.0%)	(21.9%)	(22.4%)
Total Adjusted EBITDA	16.8%	16.5%	15.8%	15.5%	16.3%

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CBEY Reports First Quarter 2011 Results

May 4, 2011

	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011
Operating Income (Loss)
Core Managed Services (Established Markets)	$41,028	$41,517	$41,092	$39,421	$40,550
Core Managed Services (Emerging Markets)
Miami	(579)	(602)	(576)	(190)	(32)
Minneapolis	(632)	(518)	(431)	(401)	(156)
Greater Washington, D.C. Area	(1,489)	(1,519)	(1,368)	(1,104)	(698)
Seattle	(1,289)	(1,551)	(1,549)	(1,696)	(1,364)
Boston	(51)	(516)	(1,042)	(1,317)	(1,105)

Core Managed Services (Emerging Markets)	(4,040)	(4,706)	(4,966)	(4,708)	(3,355)

Total Core Managed Services	36,988	36,811	36,126	34,713	37,195
Cloud Services	—	—	—	(158)	(63)
Corporate	(36,416)	(36,663)	(36,897)	(37,432)	(38,665)

Total Operating Income (Loss)	$572	$148	$(771)	$(2,877)	$(1,533)

Capital Expenditures
Core Managed Services (Established Markets)	$4,137	$3,719	$7,045	$7,144	$7,825
Core Managed Services (Emerging Markets)
Miami	383	306	484	533	736
Minneapolis	93	204	253	145	136
Greater Washington, D.C. Area	220	129	233	341	240
Seattle	584	199	213	636	301
Boston	786	1,038	39	236	108

Core Managed Services (Emerging Markets)	2,066	1,876	1,222	1,891	1,521

Total Core Managed Services	6,203	5,595	8,267	9,035	9,346
Cloud Services	—	—	—	413	557
Corporate	7,024	9,573	7,777	8,945	11,059

Total Capital Expenditures	$13,227	$15,168	$16,044	$18,393	$20,962

Other Operating Data
Customers (Core Managed Services) (At Period End)	51,731	53,518	55,240	56,972	58,554
Net Customer Additions (Core Managed Services)	1,528	1,787	1,722	1,732	1,582
Average Monthly Churn Rate (Core Managed Services) (1)	1.4%	1.4%	1.4%	1.3%	1.3%
Average Monthly Revenue Per Core Managed Services Customer (2)	$723	$708	$695	$680	$668

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on the Company’s network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

CBEY Reports First Quarter 2011 Results

May 4, 2011

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$18,555	$18,411	$17,960	$18,009	$19,386
Depreciation and amortization	(14,282)	(14,331)	(14,506)	(16,185)	(16,462)
Non-cash share-based compensation	(3,701)	(3,932)	(4,042)	(3,916)	(4,286)
MaximumASP purchase accounting adjustment	—	—	—	(213)	(64)
Transaction costs	—	—	(183)	(572)	(107)
Interest income	—	1	—	1	—
Interest expense	(45)	(64)	(85)	(87)	(100)
Other income (expense), net	1,537	117	105	108	1,210
Income tax (expense) benefit	(1,025)	(300)	143	868	282

Net income (loss)	$1,039	$(98)	$(608)	$(1,987)	$(141)

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011
Reconciliation of Core Managed Services ARPU:
Total revenue	$110,515	$111,753	$113,456	$116,241	$118,978
Cloud Services revenue	—	—	—	(1,791)	(3,234)
Intersegment eliminations	—	—	—	7	34

Core Managed Services net revenue (A)	$110,515	$111,753	$113,456	$114,457	$115,778
Average Core Managed Services customers (B)	50,967	52,625	54,379	56,106	57,763

Core Managed Services ARPU (A/B)	$723	$708	$695	$680	$668

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